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                                                                    EXHIBIT 23.8




                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report dated March 30, 1998, for PrimeWatch, Inc. (and to all references to our firm) included in or made part of the Registration Statement on Form S-4 of Golden Sky Systems, Inc.


                                      /s/  Arthur Anderson LLP

Raleigh, North Carolina,
 September 25, 1998.